Exhibit 10.2

COMMON STOCK PURCHASE AGREEMENT

This Common Stock Purchase Agreement (“Agreement”) is made and entered into as of July 27, 2011 (“Execution Date”), by and between PositiveID Corporation, a Delaware corporation (“Company”), and Ironridge Global Technology, a division of Ironridge Global IV, Ltd., a British Virgin Islands business company (“Purchaser”).

Recitals

A.

The parties desire that, upon the terms and subject to the conditions herein, Purchaser will purchase $2.5 million in shares of Common Stock of Company, at a price per Share equal to 102% of the Closing Price on the Trading Day immediately preceding the Announcement Date; and

B.

The offer and sale of the Shares provided for herein are being made pursuant to an effective shelf Registration Statement on Form S-3.

Agreement

In consideration of the foregoing, the receipt and adequacy of which are hereby acknowledged, Company and Purchaser agree as follows:

I.

Definitions.  In addition to the terms defined elsewhere in this Agreement and the Transaction Documents, capitalized terms that are not otherwise defined herein have the meanings set forth in the Glossary of Defined Terms attached as Exhibit 1, incorporated herein by reference.

II.

Purchase and Sale of Stock.

A.

Agreement to Purchase.  Subject to the terms and conditions herein and the satisfaction of the conditions to each Closing set forth in this Section II:

1.

Shares.  Company will sell to Purchaser for the aggregate sum of $2,500,000.00 (“Purchase Amount”), and Purchaser hereby agrees to purchase from Company (“Obligation”), an aggregate number of shares of Common Stock of Company (“Shares”) equal to the Purchase Amount, at a price per Share equal to 102% of the Closing Price of the Common Stock on the Trading Day immediately preceding the Announcement Date (“Share Price”), to be paid in accordance with Section II.C.2 hereof; and

2.

Issuance.  Company will issue and deliver to Purchaser the Shares as provided herein.

B.

Closings.

1.

Commitment Closing.  The closing of this Agreement (“Commitment Closing”) will be deemed to occur when this Agreement has been duly executed by both Purchaser and Company, and the other conditions to the Commitment Closing set forth in Section II.B.2 have been met.

2.

Conditions to Purchase Commitment.  As a condition precedent to the Commitment Closing, all of the following conditions will have been satisfied:

a.

The following documents will have been delivered to Purchaser:

i.

This Agreement, executed by Company;

ii.

A Secretary’s Certificate, certifying as to and attaching copies of:  (1) the resolutions of Company’s board of directors authorizing this Agreement and the Transaction Documents, and the transactions contemplated hereby and thereby, (2) Company’s current Certificate of Incorporation, and (3) Company’s current Bylaws; and

iii.

The Opinion executed by Company’s counsel; and

iv.

The Transfer Agent instructions set forth in Exhibit 4.

b.

Company has an effective Registration Statement permitting the lawful sale of all issuable Shares issuable upon exercise of the Obligation; and any required post-effective amendment or prospectus supplement has been filed with the Commission and delivered to Purchaser;

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c.

The representations and warranties of Company in this Agreement will be true and correct in all material respects and Company will have delivered an Officer’s Closing Certificate to such effect to Purchaser, signed by an officer of Company; and

d.

Any Required Approval has been obtained.

C.

Purchase Obligation.

1.

Announcement.  Subject to the Ownership Limitation, the Purchase Amount and the other conditions and limitations set forth in this Agreement, at any time on or after the Trading Day by which Company has widely publicly disclosed prior to 8:30 a.m. Eastern time all material terms of the Transaction Documents and the transactions contemplated thereby, in accordance with Regulation FD (“Announcement Date”), Company may, in its sole and absolute discretion, elect to give written notice to Purchaser in the form attached hereto as Exhibit 2 (“Notice”).

2.

Purchase Closing.  Company will document the automatic exercise of the Obligation by delivering the Notice to Purchaser, stating the Share Price, the number of Shares that Company will sell to Purchaser, and the amount of the Obligation.  Purchaser will acknowledge the automatic exercise of that portion of the Obligation set forth in the Notice by delivering the Acknowledgement to Company in the form contained within Exhibit 2, providing delivery instructions for the Shares, sent on the Notice Date by overnight carrier with a confirming copy by fax or electronic mail.  Purchaser will make payment for the Shares (each, a “Closing”), at its option, (a) in cash by wire transfer of immediately available funds, or (b) by issuing and delivering to Company a secured full recourse promissory note in the form attached hereto as Exhibit 3 (“Note”); provided, however, that at least $250,000.00 of the Purchase Price shall be paid in cash by wire transfer of immediately available funds on the Notice Date.  Company will deliver the Shares on the Notice Date pursuant to the account instructions provided by Purchaser.

3.

Restrictions.

a.

Authorized Shares.  Company may only deliver a Notice to the extent that the total number of authorized, unreserved and registered shares is sufficient to cover the number of Shares issuable to satisfy the Obligation.

b.

Limitation on Beneficial Ownership.  Company may only deliver a Notice to the extent that the total number of Shares, aggregated with all other shares of Common Stock and other voting securities then owned or deemed beneficially owned by Purchaser and its Affiliates, would result in Purchaser owning or being deemed the beneficial owner of no more than 9.99% of all of such Common Stock and other voting securities as would be outstanding on the date of exercise, with such ownership percentage determined in accordance with Section 13(d) of the Exchange Act (“Ownership Limitation”).  In the event that the Ownership Limitation is reached, Purchaser shall notify Company as soon as the shares of Common Stock of which it is deemed to be the beneficial owner are at least 5% below the Ownership Limitation, and Company shall immediately issue additional Common Shares up to the Ownership Limitation.

4.

Conditions Precedent.  The right of Company to deliver the Notice is subject to the satisfaction, on the date of delivery of such Notice, of each of the following conditions, and Company will certify to Purchaser in the Notice that each such condition precedent has been satisfied:

a.

The Common Stock will be listed for and currently trading on the Trading Market, and there is no notice of any suspension or delisting with respect the trading of the shares of Common Stock on such Trading Market;

b.

The representations and warranties of Company set forth in this Agreement are true and correct in all material respects as if made on such date; and

c.

No default has occurred under this Agreement;

d.

There is not then in effect any law, rule or regulation prohibiting or restricting the transactions contemplated in this Agreement or any other Transaction Document, or requiring any consent or approval which will not have been obtained, nor is there any pending or threatened proceeding or investigation which may have the effect of prohibiting or adversely affecting any of the transactions contemplated by this Agreement; no statute, rule, regulation, executive order, decree, ruling or injunction will have been enacted, entered, promulgated or adopted by any court or governmental authority of competent jurisdiction that prohibits the transactions contemplated by this Agreement, and no actions, suits or proceedings will be in progress, pending or, to Company’s knowledge threatened, by any person, other than Purchaser or any Affiliate of Purchaser, that seek to enjoin or prohibit the transactions contemplated by this Agreement;

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e.

Any prior Shares have been timely delivered in accordance with their respective Notice;

f.

All issued and issuable Shares are DWAC Shares, are DTC eligible, and can be immediately converted into electronic form without restriction on resale;

g.

Company is in compliance with all requirements to maintain listing on the Trading Market (except those specifically set forth in the Public Reports);

h.

The Registration Statement is effective, and no stop order has been issued by the Commission;

i.

Company has a sufficient number of duly authorized shares of Common Stock reserved for issuance in such amount as may be required to fulfill its obligations pursuant to the Transaction Documents, including without limitation all Shares issuable upon exercise of the Obligation;

j.

The aggregate number of Shares upon exercise of the portion of the Obligation, when aggregated with all other shares of Common Stock deemed beneficially owned by Purchaser and its Affiliates, would not result in Purchaser exceeding the Ownership Limitation.

5.

Closing Deliveries.  Subject to such delivery and the satisfaction of the conditions set forth above, at or before each Closing, all of the following will occur:

a.

Purchaser will pay the Purchase Amount for the Shares to Company, by delivery of the Note or wire transfer of immediately available funds to an account designated in writing by Company;

b.

Company will deliver the Shares into an account designated by Purchaser; and

c.

Company will deliver to Purchaser an Opinion and Officer’s Closing Certificate, each updated as of the Closing.

III.

Termination.

A.

Purchaser may elect to terminate this Agreement upon the occurrence of any of the following:

1.

If, at any time, either Company or any director or executive officer of Company has engaged in a transaction or conduct related to Company that has resulted in (a) a Commission enforcement action, including without limitation such director or executive officer being sanctioned by the Commission, or (b) a civil judgment or criminal conviction for fraud or misrepresentation, or for any other offense that, if prosecuted criminally, would constitute a felony under applicable law;

2.

On any date after a Delisting Event that lasts for an aggregate of 20 Trading Days;

3.

If at any time Company has filed for or is subject to any bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors instituted by or against Company or any Subsidiary of Company;

4.

Company is in material breach or default of this Agreement, any Transaction Document, or any agreement with Purchaser or any Affiliate of Purchaser, following 30 days written notice and opportunity to cure; and

5.

Upon the occurrence of a Fundamental Transaction.

B.

Company Termination.  Company may at any time prior to a Notice in its sole discretion terminate this Agreement by providing 30 days written notice to Purchaser.

C.

Effect of Termination, Except as otherwise provided herein, the termination of this Agreement will have no effect on any Shares or DWAC Shares previously issued, delivered or credited, or on any then-existing rights of any holder thereof or any Note issued in accordance with Section II.C.2 hereof.  Notwithstanding any other provision of this Agreement, all fees paid to Purchaser or its counsel are non-refundable.

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IV.

Representations and Warranties.

A.

Representations Regarding Transaction.  Except as set forth under the corresponding section of the Disclosure Schedules, if any, which will be deemed a part hereof and which will not contain any material non-public information, Company hereby represents and warrants to, and as applicable covenants with, Purchaser as of each Closing:

1.

Organization and Qualification.  Each of Company and each Subsidiary is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as applicable, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  Each of Company and each Subsidiary is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

2.

Authorization; Enforcement.  Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder or thereunder.  The execution and delivery of each of the Transaction Documents by Company and the consummation by it of the transactions contemplated hereby or thereby have been duly authorized by all necessary action on the part of Company and no further consent or action is required by Company.  Each of the Transaction Documents has been, or upon delivery will be, duly executed by Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of Company, enforceable against Company in accordance with its terms, except (a) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (c) insofar as indemnification and contribution provisions may be limited by applicable law.  Neither Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, by-laws or other organizational or charter documents.

3.

No Conflicts.  The execution, delivery and performance of the Transaction Documents by Company, the issuance and sale of the Shares and the consummation by Company of the other transactions contemplated thereby do not and will not (a) conflict with or violate any provision of Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (b) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which Company or any Subsidiary is a party or by which any property or asset of Company or any Subsidiary is bound or affected, (c) conflict with or result in a violation of any material law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of Company or a Subsidiary is bound or affected, or (d) conflict with or violate the terms of any material agreement by which Company or any Subsidiary is bound or to which any property or asset of Company or any Subsidiary is bound or affected; except in the case of each of clauses (b), (c) and (d), such as could not have or reasonably be expected to result in a Material Adverse Effect.

4.

Litigation.  There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of Company, threatened against or affecting Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”), which could adversely affect or challenges the legality, validity or enforceability of any of the Transaction Documents or the Shares.  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by Company or any Subsidiary under the Exchange Act or the Act.

5.

Filings, Consents and Approvals.  Neither Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by Company of the Transaction Documents, other than required federal and state securities filings and such filings and approvals as are required to be made or obtained under the applicable Trading Market rules in connection with the transactions contemplated hereby, each of which has been, or if not yet required to be filed will be, timely filed.

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6.

Issuance of Shares.  The Shares are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens.  Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Shares at least equal to the number of Shares which could be issued pursuant to the terms of the Transaction Documents.

7.

Registration Statements and Prospectuses.

a.

The offer and sale of the Shares as contemplated hereby complies with the requirements of Rule 415 under the Act.

b.

Company has not, directly or indirectly, used or referred to any “free writing prospectus” as defined in Rule 405 under the Act, except in compliance with Rules 164 and 433 under the Act.

c.

Company is not an “ineligible issuer” as defined in Rule 405 under the Act as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares contemplated by any Registration Statement filed or to be filed, without taking into account any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary under the circumstances that Company be considered an “ineligible issuer.”

8.

Disclosure; Non-Public Information.  Except with respect to the information that will be, and to the extent that it actually is timely publicly disclosed by Company pursuant to Section II.C.1, and notwithstanding any other provision in this Agreement or the other Transaction Documents, neither Company nor any other Person acting on its behalf has provided Purchaser or its agents or counsel with any information that constitutes or might constitute material, non-public information, including without limitation this Agreement and the Exhibits and Disclosure Schedules hereto.  No information contained in the Disclosure Schedules constitutes material non-public information.  There is no adverse material information regarding Company that has not been publicly disclosed prior to the Execution Date.  Company understands and confirms that Purchaser will rely on the foregoing representations and covenants in effecting transactions in securities of Company.  All disclosure provided to Purchaser regarding Company, its business and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, furnished by or on behalf of Company with respect to the representations and warranties made herein are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

9.

No Integrated Offering,   Neither Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Shares to be integrated with prior offerings by Company that cause a violation of the Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Trading Market.

10.

Financial Condition.    Based on the financial condition of Company as of the date of the Commitment Closing:  (a) the fair saleable market value of Company’s assets exceeds the amount that will be required to be paid on or in respect of Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; (b) Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by Company, and projected capital requirements and capital availability thereof; and (c) the current cash flow of Company, together with the proceeds Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid.  Company does not intend to incur debts beyond its ability to pay such debts as they mature, taking into account the timing and amounts of cash to be payable on or in respect of its debt.  Company has no knowledge of any facts or circumstances, which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the date of the Commitment Closing.  The Public Reports set forth as of the dates thereof all outstanding secured and unsecured Indebtedness of Company or any Subsidiary, or for which Company or any Subsidiary has commitments.  Neither Company nor any Subsidiary is in default with respect to any Indebtedness.

11.

Section 5 Compliance.  No representation or warranty or other statement made by Company in the Transaction Documents contains any untrue statement or omits to state a material fact necessary to make any of them, in light of the circumstances in which it was made, not misleading.  Company is not aware of any facts or circumstances that would cause the transactions contemplated by the Transaction Documents, when consummated, to violate Section 5 of the Act or other federal or state securities laws or regulations.

12.

Investment Company.  Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Shares, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.  Company will conduct its business in a manner so that it will not become subject to the Investment Company Act.

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B.

Representations Regarding Company.  Except as set forth in any current or future Public Reports or under the corresponding section of the Disclosure Schedules, if any, which will be deemed a part hereof and which will not contain any material non-public information, Company hereby represents and warrants to, and as applicable covenants with, Purchaser as of each Closing:

1.

Capitalization.  The capitalization of Company is as described in Company’s most recently filed Public Report and Company has not issued any capital stock since such filing.  No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents which has not been waived or satisfied.  Except as a result of the purchase and sale of the Shares, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or securities convertible into or exercisable for shares of Common Stock.  The issuance and sale of the Shares will not obligate Company to issue shares of Common Stock or other securities to any Person, other than Purchaser, and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange, or reset price under such securities.  All of the outstanding shares of capital stock of Company are validly issued, fully paid and nonassessable, have been issued in material compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  No further approval or authorization of any stockholder, the Board of Directors of Company or others is required for the issuance and sale of the Shares.  There are no stockholders agreements, voting agreements or other similar agreements with respect to Company’s capital stock to which Company is a party or, to the knowledge of Company, between or among any of Company’s stockholders.

2.

Subsidiaries.  All of the direct and indirect subsidiaries of Company are set forth in the corresponding section of the Disclosure Schedules.  Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary, and all of such directly or indirectly owned capital stock or other equity interests are owned free and clear of any Liens.  All the issued and outstanding shares of capital stock of each Subsidiary are duly authorized, validly issued, fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

3.

Public Reports; Financial Statements.  Company has filed all required Public Reports for the one year preceding the Execution Date.  As of their respective dates or as subsequently amended, the Public Reports complied in all material respects with the requirements of the Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, as applicable, and none of the Public Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of Company included in the Public Reports, as amended, comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

4.

Material Changes.  Since the date of the latest audited financial statements included within the Public Reports, except as specifically disclosed in the Public Reports, (a) there has been no event, occurrence or development that has had, or that could reasonably be expected to result in, a Material Adverse Effect, (b) Company has not incurred any liabilities (contingent or otherwise) other than (i) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, and (ii) liabilities not required to be reflected in Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (c) Company has not altered its method of accounting, (d) Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (e) Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company equity incentive plans.  Company does not have pending before the Commission any request for confidential treatment of information.

5.

Litigation.  There is no Action which could reasonably be expected to result in a Material Adverse Effect.  Neither Company nor any Subsidiary, nor to the knowledge of Company any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the knowledge of Company, there is not pending or contemplated, any investigation by the Commission involving Company or any current or former director or officer of Company.

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6.

Labor Relations.  No material labor dispute exists or, to the knowledge of Company, is imminent with respect to any of the employees of Company, which could reasonably be expected to result in a Material Adverse Effect.

7.

Compliance.   Neither Company nor any Subsidiary (a) is in material default under or in material violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by Company or any Subsidiary under), nor has Company or any Subsidiary received notice of a claim that it is in material default under or that it is in material violation of, any indenture, loan or credit agreement or any other similar agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (b) is in violation of any order of any court, arbitrator or governmental body, or (c) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business except in each case as could not have a Material Adverse Effect.

8.

Regulatory Permits.  Company and each Subsidiary possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the Public Reports, except where the failure to possess such permits could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

9.

Title to Assets.  Company and each Subsidiary have good and marketable title in fee simple to all real property owned by them that is material to the business of Company and each Subsidiary and good and marketable title in all personal property owned by them that is material to the business of Company and each Subsidiary, in each case free and clear of all Liens, except for Liens that do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by Company and each Subsidiary and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties.  Any real property and facilities held under lease by Company and each Subsidiary are held by them under valid, subsisting and enforceable leases of which Company and each Subsidiary are in compliance.

10.

Patents and Trademarks.  Company and each Subsidiary have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the Public Reports and which the failure to so have could have a Material Adverse Effect (collectively, “Intellectual Property Rights”).  Neither Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by Company or any Subsidiary violates or infringes upon the rights of any Person. To the knowledge of Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights of Company or each Subsidiary.

11.

Insurance.  Company and each Subsidiary are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which Company and each Subsidiary are engaged, including but not limited to directors and officers insurance coverage at least equal to the Purchase Amount.  To Company’s knowledge, such insurance contracts and policies are accurate and complete in all material respects.  Neither Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

12.

Transactions With Affiliates and Employees. Except as set forth in the Public Reports, none of the officers or directors of Company and, to the knowledge of Company, none of the employees of Company is presently a party to any transaction with Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $120,000 other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of Company and (iii) for other employee benefits, including stock option agreements under any equity incentive plan of Company.

13.

Sarbanes-Oxley; Internal Accounting Controls.  Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002, which are applicable to it as of the date of the Commitment Closing.  Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of Company’s disclosure controls and procedures based on their evaluations as of the evaluation date.  Since such date, there have been no significant changes in Company’s internal accounting controls or its disclosure controls and procedures or, to Company’s knowledge, in other factors that could materially affect Company’s internal accounting controls or its disclosure controls and procedures.

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14.

Certain Fees.  Except as disclosed in any applicable Prospectus supplement, no brokerage or finder’s fees or commissions are or will be payable by Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.  Purchaser will have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this section that may be due in connection with the transactions contemplated by this Agreement or the other Transaction Documents.

15.

Registration Rights. No Person has any right to cause Company to effect the registration under the Act of any securities of Company.

16.

Listing and Maintenance Requirements.  The Common Stock is registered pursuant to Section 12 of the Exchange Act, and Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has Company received any notification that the Commission is contemplating terminating such registration.  Company has not, in the 12 months preceding the Execution Date, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that Company is not in compliance with the listing or maintenance requirements of such Trading Market. Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

17.

Application of Takeover Protections.  Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti takeover provision under Company’s Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to Purchaser as a result of Purchaser and Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation Company’s issuance of the Shares and Purchaser’s ownership of the Shares.

18.

Tax Status.   Company and each of its Subsidiaries has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of Company know of no basis for any such claim.  Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, statue or local tax.  None of Company’s tax returns is presently being audited by any taxing authority.

19.

Foreign Corrupt Practices.  Neither Company, nor to the knowledge of Company, any agent or other person acting on behalf of Company, has (a) directly or indirectly, used any corrupt funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (c) failed to disclose fully any contribution made by Company, or made by any person acting on its behalf of which Company is aware, which is  in violation of law, or (d) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

20.

Accountants.  Company’s accountants are set forth in the Public Reports and such accountants are an independent registered public accounting firm as required by the Act.

21.

No Disagreements with Accountants or Lawyers.  There are no material disagreements presently existing, or reasonably anticipated by Company to arise, between Company and the accountants or lawyers formerly or presently employed by Company.

22.

Acknowledgments Regarding Purchaser.  Company’s decision to enter into this Agreement has been based solely on the independent evaluation of Company and its representatives, and Company acknowledges and agrees that:

a.

Purchaser is acting solely in the capacity of arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby;

b.

Purchaser does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in  Section IV.C below; and

                                                                                                                                                              Page 8

c.

Purchaser is not acting as a financial advisor or fiduciary of Company, or in any similar capacity, with respect to this Agreement and the transactions contemplated hereby and any statement made by Purchaser or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to Purchaser’s purchase of the Shares.

C.

Representations and Warranties of Purchaser.  Purchaser hereby represents and warrants as of each Closing as follows:

1.

Organization; Authority.  Purchaser is an entity validly existing and in good standing under the laws of the jurisdiction of its organization with full right, company power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder.  The execution, delivery and performance by Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary company or similar action on the part of Purchaser.  Each Transaction Document, including any promissory note issued by the Purchaser, to which it is a party has been, or will be, duly executed by Purchaser, and when delivered by Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of Purchaser, enforceable against it in accordance with its terms, except (a) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (c) insofar as indemnification and contribution provisions may be limited by applicable law.

2.

Purchaser Status.  At the time Purchaser was offered the Shares, it was, and at the Execution Date it is an “accredited investor” as defined in Rule 501(a) under the Act.

3.

Experience of Purchaser.  Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment.  Purchaser is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

4.

Ownership.  Purchaser is acquiring the Shares as principal for its own account.  Purchaser is acquiring the Shares hereunder in the ordinary course of its business.  Prior to the Execution Date, neither Purchaser nor any of its Affiliates owned or had the right to acquire any shares of capital stock or voting power of Company.

5.

No Short Sales.  Purchaser (a) does not hold any short position in, and (b) has not engaged in any Short Sales of, the Common Stock prior to the Execution Date.

V.

Securities Provisions.

A.

Registration Statements and Prospectuses.  Company hereby represents and warrants to, and as applicable covenants with, Purchaser as follows:

1.

The offer and sale of the Shares are being made pursuant to the Registration Statement.  Company will use its best efforts to file and cause to become effective any required post-effective amendment or prospectus supplement on or prior to the Announcement Date.  Company will use its best efforts to cause the Registration Statement to remain effective for at least 90 days after the Notice Date.

2.

The Registration Statement complied when it became effective, and, as amended or supplemented, at the time of any Closing, or issuance of any Shares, and at all times during which a prospectus is required by the Act to be delivered in connection with any sale of Shares, will comply, in all material respects, with the requirements of the Act.

3.

Each Registration Statement, Prospectus and Prospectus Supplement, as of its respective effective time, will not, as applicable, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

4.

Each Prospectus will comply, as of its date and the date filed with the Commission,  and at the time of any Closing, or issuance of any Shares, and at all times during which a prospectus is required by the Act to be delivered in connection with any sale of Shares, will comply, in all material respects, with the requirements of the Act.

                                                                                                                                                              Page 9

5.

At no time during the period that begins on the date a Prospectus is filed with the Commission and ends at the time a Prospectus is no longer required by the Act to be delivered in connection with any sale of Shares will any such Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at no time during such period will such Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

6.

The Registration Statement meets, and the offering and sale of the Shares as contemplated hereby will comply with, the requirements of Rule 415 under the Act.

7.

Company will not, directly or indirectly, use or refer to any “free writing prospectus” (as defined in Rule 405 under the Act) except in compliance with Rules 164 and 433 under the Act.

8.

Company will not be an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares contemplated by any Registration Statement that is filed, without taking into account any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary under the circumstances that Company be considered an “ineligible issuer.”

B.

Purchaser Due Diligence.  Purchaser will have the right and opportunity to conduct customary due diligence with respect to any Registration Statement or Prospectus in which the name of Purchaser or any Affiliate of Purchaser appears.

C.

Prospectus Availability and Changes.  Company will make available to Purchaser upon request, and thereafter from time to time will furnish Purchaser, as many copies of any Prospectus, or of the Prospectus as amended or supplemented if Company will have made any amendments or supplements thereto after the Execution Date of the Registration Statement, as Purchaser may request for the purposes contemplated by the Act; and in case Purchaser is required to deliver a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act in connection with the sale of the Shares, or after the time a post-effective amendment to the applicable Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Act, Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act or Item 512(a) of Regulation S-K under the Act, as the case may be.

D.

Updates.  Company will advise Purchaser promptly of the happening of any event within the time during which a Prospectus is required to be delivered under the Act which could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and to advise Purchaser promptly if, during such period, it will become necessary to amend or supplement any Prospectus to cause such Prospectus to comply with the requirements of the Act, and in each case, during such time, to prepare and furnish, at Company’s expense, to Purchaser promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change or to effect such compliance.

E.

Furnishing of Information.  As long as Purchaser owns any Shares, Company covenants to timely file, or obtain extensions in respect thereof and file within the applicable grace period, all reports required to be filed by Company after the Execution Date pursuant to the Exchange Act.  As long as Purchaser owns any Shares, if Company is not required to file reports pursuant to such laws, it will prepare and furnish to Purchaser and make publicly available in accordance with Rule 144(c) such information as is required for Purchaser to sell the Shares under Rule 144.  Company further covenants that it will take such further action as any holder of Shares may reasonably request, all to the extent required from time to time to enable such Person to sell such Shares without registration under the Act within the limitation of the exemptions provided by Rule 144.

F.

Integration.  Company will not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security, as defined in Section 2 of the Act, that would be integrated with the offer or sale of the Shares in a manner that would be integrated with the offer or sale of the Shares to Purchaser for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

G.

Disclosure and Publicity.  Company and Purchaser will consult with each other in issuing any press releases with respect to the transactions contemplated hereby, and neither Company nor Purchaser will issue any such press release or otherwise make any such public statement without the prior consent of Company, with respect to any such press release of Purchaser, or without the prior consent of Purchaser, with respect to any such press release of Company, which consent will not unreasonably be withheld or delayed, except if such disclosure is required by law or Trading Market regulations, in which case the disclosing party will promptly provide the other party with prior notice of such public statement or communication.  Notwithstanding the foregoing, Company will not publicly disclose the name of Purchaser, or include the name of Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of Purchaser, except to the extent such disclosure is required by the Act, Exchange Act or Trading Market regulations, in which case Company will provide Purchaser with prior notice of such disclosure.

                                                                                                                                                              Page 10

H.

Shareholders Rights Plan.  No claim will be made or enforced by Company or, to the knowledge of Company, any other Person that Purchaser is an “Acquiring Person” under any shareholders rights plan or similar plan or arrangement in effect or hereafter adopted by Company, or that Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Shares under the Transaction Documents or under any other agreement between Company and Purchaser. Company will conduct its business in a manner so that it will not become subject to the Investment Company Act of 1940, as amended.

I.

No Non-Public Information.  Company covenants and agrees that neither it nor any other Person acting on its behalf will, provide Purchaser or its agents or counsel with any information that Company believes or reasonably should believe constitutes material non-public information.  On and after the Announcement Date, neither Purchaser nor any Affiliate of Purchaser will have any duty of trust or confidence that is owed directly, indirectly, or derivatively, to Company or the stockholders of Company, or to any other Person who is the source of material non-public information regarding Company.  Company understands and confirms that Purchaser will be relying on the foregoing in effecting transactions in securities of Company, including without limitation sales of the Shares.

J.

Indemnification of Purchaser.

1.

Obligation to Indemnify.  Subject to the provisions of this Section V.J, Company will indemnify and hold Purchaser, its Affiliates, and each of their directors, officers, shareholders, partners, employees, agents and attorneys, and any person who controls Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (collectively, “Purchaser Parties” and each a “Purchaser Party”), harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, reasonable costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation (collectively, “Losses”) that any Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by Company in this Agreement or in the other Transaction Documents, (b) any action instituted against any Purchaser Party, or any of them or their respective Affiliates, by any stockholder of Company who is not an Affiliate of a Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents, unless such action is based upon a breach of Purchaser’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings Purchaser may have with any such stockholder or any violations by Purchaser of state or federal securities laws or any conduct by Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance, (c)  any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, or in a Registration Statement as amended by any post-effective amendment thereof by Company, or arising out of or based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (d) any untrue statement or alleged untrue statement of a material fact included in any Prospectus, or any amendments or supplements to any Prospectus, in any free writing prospectus, in any “issuer information” as defined in Rule 433 under the Act, of Company, or in any Prospectus together with any combination of one or more of the  free writing prospectuses, if any, or arising out of or based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (e) any Purchaser Party becoming involved in any capacity in any proceeding by or against any Person who is a stockholder of Company, except as a result of sales, pledges, margin sales and similar transactions by Purchaser to or with any current stockholder, solely as a result of Purchaser’s acquisition of the Shares under this Agreement; provided, however, that Company shall not be obligated to indemnify any Purchaser Party for any Losses finally adjudicated to be caused solely by a false statement of material fact contained within written information provided by such Purchaser Party expressly for the purpose of including it in the applicable Registration Statement.

2.

Procedure for Indemnification.  If any action will be brought against a Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party will promptly notify Company in writing, and Company will have the right to assume the defense thereof with counsel of its own choosing.  Purchaser Parties will have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel will be at the expense of Purchaser Parties except to the extent that (a) the employment thereof has been specifically authorized by Company in writing, (b) Company has failed after a reasonable period of time to assume such defense and to employ counsel or (c) in such action there is, in the reasonable opinion of such separate counsel, a material conflict with respect to the dispute in question on any material issue between the position of Company and the position of Purchaser Parties such that it would be inappropriate for one counsel to represent Company and Purchaser Parties.  Company will not be liable to Purchaser Parties under this Agreement (i) for any settlement by a Purchaser Party effected without Company’s prior written consent, which will not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is either attributable to Purchaser’s breach of any of the representations, warranties, covenants or agreements made by Purchaser in this Agreement or in the other Transaction Documents.

3.

No Purchaser Party will have any liability to Company or any Person asserting claims on behalf of or in right of Company solely as a result of acquiring the Shares under this Agreement.

                                                                                                                                                              Page 11

K.

Reservation of Shares.  Company will maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations in full under the Transaction Documents.

L.

Required Approval.  No transactions contemplated under this Agreement or the Transaction Documents will be consummated for an amount that would require approval by any Trading Market or Company stockholders under any approval provisions, rules or regulations of any Trading Market applicable to Company, unless and until such approval is obtained.   In no event will the aggregate number of Shares issued to Purchaser, together with any other Common Stock issued to Purchaser within six months, exceed 19.99% of the total number of shares of Common Stock outstanding before the issuance, for less than the greater of book or market value of the stock, unless Company has obtained either (1) stockholder approval of the issuance, or (2) a waiver from NASDAQ of any applicable rule.   Company will use reasonable efforts to obtain any required approval or waiver as soon as practicable.

M.

Activity Restrictions.  For so long as Purchaser or any of its Affiliates holds any Shares, neither Purchaser nor any Affiliate will:  (i) vote any shares of Common Stock owned or controlled by it, solicit any proxies, or seek to advise or influence any Person with respect to any voting securities of Company; (ii) engage or participate in any actions, plans or proposals which relate to or would result in (a) acquiring additional securities of Company, alone or together with any other Person, which would result in beneficially owning or controlling more than 9.99% of the total outstanding Common Stock or other voting securities of Company, (b) an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving Company or any of its subsidiaries, (c) a sale or transfer of a material amount of assets of Company or any of its subsidiaries, (d) any change in the present board of directors or management of Company, including any plans or proposals to change the number or term of directors or to fill any existing vacancies on the board, (e) any material change in the present capitalization or dividend policy of Company, (f) any other material change in Company’s business or corporate structure, including but not limited to, if Company is a registered closed-end investment company, any plans or proposals to make any changes in its investment policy for which a vote is required by Section 13 of the Investment Company Act of 1940, (g) changes in Company’s charter, bylaws or instruments corresponding thereto or other actions which may impede the acquisition of control of Company by any Person, (h) causing a class of securities of Company to be delisted from a national securities exchange or to cease to be authorized to be quoted in an inter-dealer quotation system of a registered national securities association, (i) a class of equity securities of Company becoming eligible for termination of registration pursuant  to Section 12(g)(4) of the Act, or (j) any action, intention, plan or arrangement similar to any of those enumerated above; or (iii) request Company or its directors, officers, employees, agents or representatives to amend or waive any provision of this section.

N.

No Shorting.  Purchaser will not engage in or effect, directly or indirectly, any Short Sale that results in a net short position of the Common Stock within one year of the Execution Date.

VI.

General Provisions.

A.

Notice.  Unless a different time of day or method of delivery is set forth in the Transaction Documents, any and all notices or other communications or deliveries required or permitted to be provided hereunder will be in writing and will be deemed given and effective on the earliest of:  (a) the date of transmission, if such notice or communication is delivered via facsimile or electronic mail prior to 5:00 p.m. Eastern time on a Trading Day and an electronic confirmation of delivery is received by the sender, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered later than 5:00 p.m. Eastern time or on a day that is not a Trading Day, (c) the next Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.  The addresses for such notices and communications are those set below, or such other address as may be designated in writing hereafter, in the same manner, by such Person.

If to Purchaser:	If to Company:

Ironridge Global IV, Ltd.	PositiveID Corporation
Harbour House, Waterfront Drive	1690 South Congress Avenue
PO Box 972, Road Town	Suite 200
Tortola, British Virgin Islands	Delray Beach, Florida 33445
Attn: David Sims	Attn: William J. Caragol

B.

Amendments; Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by Company and Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement will be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor will any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

                                                                                                                                                              Page 12

C.

Successors and Assigns.  This Agreement will be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Purchaser, which consent will not be unreasonably withheld.  Purchaser may assign any or all of its rights under this Agreement (a) to any Affiliate, or (b) to any Person to whom Purchaser assigns or transfers any Shares, provided such transferee agrees to be bound by the provisions hereof with respect to the transferred Shares and Purchaser remains primarily responsible for the performance of its obligations under this Agreement.

D.

No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section V.J.

E.

Fees and Expenses.  Company will pay the reasonable fees and costs of Purchaser’s counsel incurred in connection with this Agreement, the other Transaction Documents, each Closing, and the transactions contemplated hereby and thereby.  Except as otherwise provided in this Agreement, each party will pay the fees and expenses of its own advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents.  Company acknowledges and agrees that Purchaser’s counsel solely represents Purchaser, and does not represent Company or its interests in connection with the Transaction Documents or the transactions contemplated thereby.  Company will pay all stamp and other taxes and duties levied in connection with the sale of the Shares, if any.

F.

Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement will not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, will incorporate such substitute provision in this Agreement.

G.

Replacement of Certificates.  If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, Company will issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to Company of such loss, theft or destruction and customary and reasonable indemnity, if requested.  The applicants for a new certificate or instrument under such circumstances will also pay any reasonable third-party costs associated with the issuance of such replacement certificates.

H.

Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents will be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to the principles of conflicts of law that would require or permit the application of the laws of any other jurisdiction.  The parties hereby waive all rights to a trial by jury.  If either party will commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding will be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses reasonably incurred in connection with the investigation, preparation and prosecution of such action or proceeding.

I.

Arbitration.  Any dispute, controversy, claim or action of any kind arising out of or relating to this Agreement, or in any way involving Company and Purchaser or their respective Affiliates, will be resolved by final and binding arbitration before a retired judge at JAMS (www.jamsadr.com), or its successor, in Santa Monica, California, pursuant to its most Streamlined Arbitration Rules and Procedures and the Final Offer (or Baseball) Arbitration Option.  Any interim or final award may be entered and enforced by any court of competent jurisdiction.  The final award will include the prevailing party’s reasonable arbitration, expert witness and attorney fees, costs and expenses.

J.

Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of Purchaser and Company will be entitled to specific performance under the Transaction Documents, and injunctive relief to prevent any actual or threatened breach under the Transaction Documents, to the full extent permitted under federal and state securities laws.

K.

Payment Set Aside.  To the extent that Company makes a payment or payments to Purchaser pursuant to any Transaction Document or Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to Company, a trustee, receiver or any other person under any law, including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action, then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied will be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

                                                                                                                                                              Page 13

L.

Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and will not be deemed to limit or affect any of the provisions hereof

M.

Time of the Essence.  Time is of the essence with respect to all provisions of this Agreement that specify a time for performance.

N.

Survival.  The representations and warranties contained herein will survive each Closing and the delivery of the Shares until repayment in full of any and all outstanding Notes executed in connection with this Agreement.

O.

Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party will not be employed in the interpretation of the Transaction Documents or any amendments hereto. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

P.

Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together will be considered one and the same agreement and will become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by portable document format, facsimile or electronic transmission, such signature will create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

Q.

Entire Agreement.  This Agreement, together with the Exhibits hereto which are incorporated herein by reference, contains the entire agreement and understanding of the parties, and supersedes all prior and contemporaneous agreements, term sheets, letters, discussions, communications and understandings, both oral and written, which the parties acknowledge have been merged into this Agreement.  No party, representative, attorney or agent has relied upon any collateral contract, agreement, assurance, promise, understanding or representation not expressly set forth hereinabove.  The parties hereby expressly waive all rights and remedies, at law and in equity, directly or indirectly arising out of or relating to, or which may arise as a result of, any Person’s reliance on any such assurance.

                                                                                                                                                              Page 14

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the Execution Date.

Company:

POSITIVEID CORPORATION,

a Delaware corporation

By:	/s/ William J. Caragol
Name:	William J. Caragol
Title:	President

Purchaser:

IRONRIDGE GLOBAL TECHNOLOGY,

a division of

IRONRIDGE GLOBAL IV, LTD.,

a British Virgin Islands business company

By:	/s/ Peter Cooper
Name:	Peter Cooper
Title:	Director

Exhibit 1

Glossary of Defined Terms

“Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

“Action” has the meaning set forth in Section IV.A.4.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Act.

“Agreement” means this Common Stock Purchase Agreement.

“Announcement Date” has the meaning set forth in Section II.C.1.

“Bloomberg” means Bloomberg Financial Markets, or its successor performing similar functions.

“Closing Price” means, for any security as of any date, the last closing bid price for such security on the Trading Market, as reported by Bloomberg, or, if the Trading Market begins to operate on an extended hours basis and does not designate the closing bid price, then the last bid price of such security prior to 4:00 p.m. Eastern time, as reported by Bloomberg, or, if the Trading Market is not the principal securities exchange or trading market for such security, the last closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.).  If the Closing Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Price of such security on such date will be the fair market value as reasonably determined by Purchaser.  All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

“Commission” means the U.S. Securities and Exchange Commission.

“Commitment Closing” has the meaning set forth in Section II.B.1.

“Common Stock” means the common stock, par value $0.01 per share, of Company and any replacement or substitute thereof, or any share capital into which such Common Stock will have been changed or any share capital resulting from a reclassification of such Common Stock.

“Company” means PositiveID Corporation, a Delaware corporation.

“Delisting Event” means any time during the term of this Agreement, that the Common Stock is not listed for and actively trading on a Trading Market, or is suspended or delisted with respect to the trading of shares of the Common Stock on a Trading Market.

“Disclosure Schedules” means the disclosure schedules of Company delivered concurrently herewith, attached hereto, and incorporated herein by reference.  The Disclosure Schedules will contain no material non-public information.

“DTC” means The Depository Trust Company, or any successor performing substantially the same function for Company.

“DWAC Shares” means all Shares or other shares of Common Stock issued or issuable to Purchaser or any Affiliate, successor or assign of Purchaser pursuant to any of the Transaction Documents, all of which will be (a) issued in electronic form, (b) freely tradable and without restriction on resale, and (c) timely credited by Company to the specified Deposit/Withdrawal at Custodian (DWAC) account with DTC under its Fast Automated Securities Transfer (FAST) Program or any similar program hereafter adopted by DTC performing substantially the same function, in accordance with irrevocable instructions issued to and countersigned by the Transfer Agent, in the form attached hereto as Exhibit 4.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

                                                                                                                                                              Page 16

“Execution Date” has the meaning set forth in the first paragraph of the Agreement.

“Fundamental Transaction” means and will be deemed to have occurred at such time upon any of the following events:

A.

A consolidation, merger or other business combination or event or transaction following which the holders of Common Stock immediately preceding such consolidation, merger, combination or event either (a) no longer hold a majority of the shares of Common Stock or (b) no longer have the ability to elect a majority of the board of directors of Company;

B.

The sale or transfer of all or substantially all of Company’s assets, other than in the ordinary course of business; or

C.

A purchase, tender or exchange offer made to the holders of the outstanding shares of Common Stock.

“GAAP” means U.S. generally accepted accounting principles applied on a consistent basis during the periods involved.

“Indebtedness” means (a) any liabilities for borrowed money or amounts owed in excess of $100,000, other than trade accounts payable incurred in the ordinary course of business, (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in Company’s balance sheet, or the notes thereto, except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $100,000 due under leases required to be capitalized in accordance with GAAP.

“Intellectual Property Rights” has the meaning set forth in Section IV.B.10.

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” includes any material adverse effect on (a) the legality, validity or enforceability of any Transaction Document, (b) the results of operations, assets, business, prospects or financial condition of Company and the Subsidiaries, taken as a whole, or (c) a Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document.

“Material Permits” has the meaning set forth in Section IV.B.8.

“Notice” has the meaning set forth in Section C.1.

“Notice Date” means the Trading Date on which the Notice is delivered by fax or electronic mail, with confirming copy by overnight carrier, and received by Purchaser prior to 8:30 a.m. Eastern time.  A Notice delivered after 8:30 a.m. Eastern time on any Trading Day, or at any time on a non-Trading Day, will be deemed delivered on the next Trading Day.

 “Obligation” has the meaning set forth in Section II.A.1.

“Officer’s Closing Certificate” means a certificate in customary form reasonably acceptable to Purchaser, executed by an authorized officer of Company, the form of which is attached as Exhibit 6.

“Opinion” means an opinion from Company’s independent legal counsel, in the form attached as Exhibit 5 to be delivered in connection with each Closing.

“Ownership Limitation” has the meaning set forth in Section II.C.3.b.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government, or an agency or subdivision thereof, or other entity of any kind.

“Prospectus” includes each prospectus and prospectus supplement, within the meaning of the Act, related to the sale or offering of any Shares, including without limitation any prospectus or prospectus supplement contained within the Registration Statement.

“Public Reports” includes all reports required to be filed by Company under the Act or the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the Execution Date and thereafter.

“Purchase Amount” means US $2,500,000.00.

“Purchaser” means Ironridge Global Technology, a division of Ironridge Global IV, Ltd., a British Virgin Islands business company.

                                                                                                                                                              Page 17

“Registration Statement” means a valid, current and effective shelf Registration Statement on Form S-3, including without limitation File No. 333-165849 originally filed by Company with the Commission on April 1, 2010, registering for sale the Shares, and except where the context otherwise requires, means the Registration Statement, as amended, including (a) all documents filed as a part thereof or incorporated by reference therein, and (b) any information contained or incorporated by reference in a prospectus filed with the Commission in connection with the Registration Statement, to the extent such information is deemed under the Act to be part of any registration statement.

“Required Approval” has the meaning set forth in Section V.L.

“Secretary’s Certificate” means a certificate, the form of which is attached as Exhibit 7, signed by the secretary of Company.

“Shares” means the shares of Common Stock issuable pursuant to this Agreement.

“Share Price” means the Closing Price of the Common Stock on the Trading Day immediately preceding the Announcement Date.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO of the Exchange Act.

“Subsidiary” means any Person Company owns or controls, or in which Company, directly or indirectly, owns a majority of the capital stock or similar interest that would be disclosable pursuant to Regulation S-K, Item 601(b)(21).

“Trading Day” means any day on which the Common Stock is traded on the Trading Market; provided that it will not include any day on which the Common Stock is (a) scheduled to trade for less than 5 hours, or (b) suspended from trading.

“Trading Market” means the Pink Sheets inter-dealer electronic quotation and trading system, the OTC Bulletin Board, the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market, the NYSE Amex, or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

“Transaction Documents” means this Agreement, the other agreements and documents referenced herein, including any Note executed in accordance herewith in the form of Exhibit 3, and the exhibits, schedules and appendices hereto and thereto.

“Transfer Agent” means Registrar & Transfer Company, or any successor transfer agent for the Common Stock.

                                                                                                                                                              Page 18

Exhibit 2

Form of Notice

PositiveID Corporation, a Delaware corporation (“Company”), pursuant to the Obligation contained in the Common Stock Purchase Agreement dated July 27, 2011 (“Agreement”), by and between Company and Ironridge Global Technology, a division of Ironridge Global IV, Ltd., a British Virgin Islands business company (“Purchaser”), hereby gives notice of the automatic exercise of the Obligation for Purchaser to purchase the following:

Amount of Obligation:	$

Share Price:	$

Number of Shares:

Capitalized terms used herein and not otherwise defined will have the respective meanings set forth in the Agreement.

Company hereby directs Registrar & Transfer Company to issue the above indicated number of shares of Common Stock as specified above, in accordance with the Transfer Agent Instructions dated July 27, 2011 from Company, and acknowledged and agreed to by the Transfer Agent.

POSITIVEID CORPORATION

By:
Name:
Title:

                                                                                                                                                              Page 1

Acknowledgment

Purchaser hereby acknowledges the foregoing Notice.  The undersigned intends that payment for the Shares will be made as indicated below:

Cash Exercise with respect to Shares

Recourse Note Exercise with respect to Shares

Please issue the Shares as follows:

A certificate or certificates representing the Shares in the name specified below and send certificate or certificates by overnight courier to the following address.

In electronic form to the DWAC account with DTC specified below.

Account Information:

IRONRIDGE GLOBAL TECHNOLOGY

a division of

IRONRIDGE GLOBAL IV, LTD.

By:
Name:
Title:

                                                                                                                                                              Page 2

Exhibit 3

Form of Promissory Note

SECURED PROMISSORY NOTE

$[__________]                                                                                                                                                            Date:  [Closing Date]

FOR VALUE RECEIVED, Ironridge Global IV, Ltd., a British Virgin Islands business company (“Borrower”) promises to pay to the order of PositiveID Corporation, a Delaware corporation (“Lender”), at Delray Beach, Florida, or at such other place as Lender may from time to time designate in writing, the principal sum of $[__________], with interest, as follows:

1.

Interest.  The principal balance outstanding from time to time under this Secured Promissory Note (this “Note”), will bear interest from and after the date hereof at the rate of 1.6% per annum.  Interest will be calculated on a simple interest basis and the number of days elapsed during the period for which interest is being calculated.  Payments of interest will be due on each annual anniversary of the date of this Note; provided that Borrower will not be in default hereunder for failure to make any annual interest payment when due (other than on the Maturity Date) and the amount of interest not paid when due will be added to the principal balance of this Note and such amount will thereafter accrue interest at the rate set forth above.

2.

Payments.  If not sooner paid, the entire unpaid principal balance, interest thereon and any other charges due and payable under this Note will be due and payable seven and one-half years from the date of this Note (“Maturity Date”); provided, however, that, notwithstanding any other provision, no payments on this Note will be due or payable so long as either:  (a) Lender is in default under any Stock Purchase Agreement with Borrower or any affiliate of Borrower, any other material agreement entered into with Borrower or any affiliate of Borrower; or (b) there are any shares of Series D Preferred Stock of Lender (“Preferred Shares”) issued or outstanding (each, a “Tolling Event”).  Upon the termination or cure of any Tolling Event, Borrower’s obligation to pay amounts outstanding on this Note will immediately be reinstated.  Borrower will have the right to prepay all or any part of the principal balance of this Note at any time without penalty or premium.  In the event that Lender redeems or converts all or a portion of any shares of Series D Preferred Stock then held by Borrower or any affiliate of Borrower, the proceeds of any such redemption or conversion will be applied by Borrower to pay down the accrued interest and outstanding principal of this Note and Lender will be permitted to offset the full amount of such proceeds against amounts outstanding under this Note. All payments on this Note will be first applied to interest, then to reduce the outstanding principal balance hereof.

3.

Full Recourse Note.  This is a full recourse promissory note.  Accordingly, notwithstanding that Borrower’s obligations under this Note are secured by the Collateral, in the event of a material default hereunder, Lender will have full recourse to all the other assets of Borrower.  Moreover, Lender will not be required to proceed against or exhaust any Collateral, or to pursue any Collateral in any particular order, before Lender pursues any other remedies against Borrower or against any of Borrower’s assets.

4.

Security.

a.

Pledge.  As security for the due and prompt payment and performance of all payment obligations under this Note and any modifications, replacements and extensions hereof (collectively, “Secured Obligations”), Borrower hereby pledges and grants a security interest to Lender in all of Borrower’s right, title, and interest in and to all of the following, now owned or hereafter acquired or arising, with the value of securities securing the Note on the date of issuance to be at least equal to the amount of the Note (together, the “Collateral”):

i.

 All Preferred Shares legally or beneficially owned by Borrower or any affiliate of Borrower;

ii.

Freely tradable shares of common stock, shares of preferred stock, bonds, notes and/or debentures (collectively with the Preferred Shares, the “Pledged Securities”) with a fair market value on the date hereof at least equal to the principal amount of this Note, based upon the trading price of such securities on the OTC Bulletin Board, NASDAQ Capital Market, NASDAQ Global Market, NASDAQ Global Select Market, NYSE Amex, or New York Stock Exchange;

iii.

all rights of Borrower with respect to or arising out of the Pledged Securities and all equity and debt securities and other property distributed or distributable with respect thereto as a result of merger, consolidation, dissolution, reorganization, recapitalization, stock split, stock dividend, reclassification, exchange, redemption, or other change in capital structure; and

                                                                                                                                                              Page 1

iv.

all proceeds, replacements, substitutions, accessions and increases in any of the Collateral.

b.

Replacement Securities.  So long as any Secured Obligations remain outstanding, in the event that Borrower sells or disposes of any Pledged Securities, Borrower will promptly provide replacement securities of equal or greater value to such Pledged Securities.

c.

Rights With Respect to Distributions.  So long as no default will have occurred and be continuing under this Note, Borrower will be entitled to receive any and all dividends and distributions made with respect to the Pledged Securities and any other Collateral.  However, upon the occurrence and during the continuance of any default, Lender will have the sole right (unless otherwise agreed in writing by Lender in its sole discretion) to receive and retain dividends and distributions and apply them to the outstanding balance of this Note or hold them as Collateral, at Lender’s election.

d.

Voting Rights.  So long as no default will have occurred and be continuing under this Note, Borrower will be entitled to exercise all voting rights pertaining to the Pledged Securities and any other Collateral.  However, upon the occurrence and during the continuance of any default, all rights of Borrower to exercise the rights that Borrower would otherwise be entitled to exercise with respect to the Collateral will cease and, unless otherwise agreed in writing by Lender in its sole discretion, all such rights will thereupon become vested in Lender, which will thereupon have the sole right to exercise such rights.

e.

Financing Statement; Further Assurances.  Borrower agrees, concurrently with executing this Note, that Lender may file a UCC-1 financing statement relating to the Collateral in favor of Lender, and any similar financing statements in any jurisdiction in which Lender reasonably determines such filing to be necessary.  Borrower further agrees that at any time during the continuance of any default Borrower will promptly execute and deliver all further instruments and documents that Lender may request in order to perfect and protect the security interest granted hereby, or to enable Lender to exercise and enforce its rights and remedies with respect to any Collateral.  In addition, following an event of default, Borrower will deliver the Collateral, including original certificates or other instruments representing the Pledged Securities and stock powers endorsed in blank, to Lender to hold as secured party, and Borrower will, if requested by Lender, execute a securities account control agreement.

f.

Powers of Lender.  Borrower hereby appoints Lender as Borrower’s true and lawful attorney-in-fact to perform any and all of the following acts, which power is coupled with an interest, is irrevocable until the Secured Obligations are paid and performed in full, and may be exercised from time to time by Lender in its discretion:  To take any action and to execute any instrument which Lender may deem reasonably necessary or desirable to accomplish the purposes of this Section 4(f) and, more broadly, this Note including, without limitation:  (i) to exercise rights with respect to Collateral in accordance with this Note, (ii) during the continuance of any default hereunder, to receive, endorse and collect all instruments or other forms of payment made payable to Borrower representing any dividend, interest payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same, when and to the extent permitted by this Note, (iii) to perform or cause the performance of any obligation of Borrower hereunder in Borrower’s name or otherwise, (iv) during the continuance of any default hereunder, to liquidate any Collateral pledged to Lender hereunder and to apply proceeds thereof to the payment of the Secured Obligations or to place such proceeds into a cash collateral account or to transfer the Collateral into the name of Lender, all at Lender’s sole discretion, (v)  to enter into any extension, reorganization or other agreement relating to or affecting the Collateral, and, in connection therewith, to deposit or surrender control of the Collateral, (vi) to accept other property in exchange for the Collateral, (vii) to make any compromise or settlement Lender deems desirable or proper, and (viii) to execute on Borrower’s behalf and in Borrower’s name any documents required in order to give Lender a continuing first lien upon the Collateral or any part thereof.

5.

Additional Terms.

a.

No Waiver.  The acceptance by Lender of payment of a portion of any installment when due or an entire installment but after it is due will neither cure nor excuse the default caused by the failure of Borrower timely to pay the whole of such installment and will not constitute a waiver of Lender’s right to require full payment when due of any future or succeeding installments.

b.

Default.  Any one or more of the following will constitute a “default” under this Note:  (i) a default in the payment when due of any amount hereunder, (ii) Borrower’s refusal or failure to perform any material term, provision or covenant under this Note, (iii) the commencement of any liquidation, receivership, bankruptcy, assignment for the benefit of creditors or other debtor-relief proceeding by or against Borrower, (iv) the transfer by Borrower of any Pledged Securities without being replaced by Pledged Securities in accordance with Section 4(b), and (iv) the levying of any attachment, execution or other process against Borrower, the Collateral or any material portion thereof.

                                                                                                                                                              Page 2

c.

Default Rights.

i.

Upon the occurrence of any payment default Lender may, at its election, declare the entire balance of principal and interest under this Note immediately due and payable.  A delay by Lender in exercising any right of acceleration after a default will not constitute a waiver of the default or the right of acceleration or any other right or remedy for such default.  The failure by Lender to exercise any right of acceleration as a result of a default will not constitute a waiver of the right of acceleration or any other right or remedy with respect to any other default, whenever occurring.

ii.

Further, upon the occurrence of any material non-monetary default, following 30 days notice from Lender to Borrower specifying the default and demanded manner of cure for any non-monetary default, Lender will thereupon and thereafter have any and all of the rights and remedies to which a secured party is entitled after a default under the applicable Uniform Commercial Code, as then in effect.  In addition to Lender’s other rights and remedies, Borrower agrees that, upon the occurrence of default, Lender may in its sole discretion do or cause to be done any one or more of the following:

(a)

Proceed to realize upon the Collateral or any portion thereof as provided by law, and without liability for any diminution in price which may have occurred, sell the Collateral or any part thereof, in such manner, whether at any public or private sale, and whether in one lot as an entirety, or in separate portions, and for such price and other terms and conditions as is commercially reasonable given the nature of the Collateral.

(b)

If notice to Borrower is required, give written notice to Borrower at least ten days before the date of sale of the Collateral or any portion thereof.

(c)

Transfer all or any part of the Collateral into Lender’s name or in the name of its nominee or nominees.

(d)

Vote all or any part of the Collateral (whether or not transferred into the name of Lender) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto, as though Lender were the outright owner thereof.

iii.

Borrower acknowledges that all or part of foreclosure of the Collateral may be restricted by state or federal securities laws, Lender may be unable to effect a public sale of all or part of the Collateral, that a public sale is or may be impractical and inappropriate and that, in the event of such restrictions, Lender thus may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to its distribution or resale.  Borrower agrees that if reasonably necessary Lender may resort to one or more sales to a single purchaser or a restricted or limited group of purchasers.  Lender will not be obligated to make any sale or other disposition, unless the terms thereof will be satisfactory to it.

iv.

If, in the opinion of Lender based upon written advice of counsel, any consent, approval or authorization of any federal, state or other governmental agency or authority should be necessary to effectuate any sale or other disposition of any Collateral, Borrower will execute all such applications and other instruments as may reasonably be required in connection with securing any such consent, approval or authorization, and will otherwise use its commercially reasonable best efforts to secure the same.

d.

The rights, privileges, powers and remedies of Lender will be cumulative, and no single or partial exercise of any of them will preclude the further or other exercise of any of them.  Any waiver, permit, consent or approval of any kind by Lender of any default hereunder, or any such waiver of any provisions or conditions hereof, must be in writing and will be effective only to the extent set forth in writing.  Any proceeds of any disposition of the Collateral, or any part thereof, may be applied by Lender to the payment of expenses incurred by Lender in connection with the foregoing, and the balance of such proceeds will be applied by Lender toward the payment of the Secured Obligations.

6.

Organization; Authority.  Borrower represents and warrants to Lender that it is an entity validly existing and in good standing under the laws of the jurisdiction of its organization with full right, company power and authority to enter into and to consummate the transactions contemplated by this Note and otherwise to carry out its obligations hereunder.  The execution, delivery and performance by Borrower of the transactions contemplated by this Note have been duly authorized by all necessary company or similar action on the part of Borrower.  This Note has been duly executed by Borrower, and when delivered by Borrower in accordance with the terms hereof, will constitute the valid and legally binding obligation of Borrower, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law

                                                                                                                                                              Page 3

7.

General Terms.

a.

No Oral Waivers or Modifications.  No provision of this Note may be waived or modified orally, but only in a writing signed by Lender and Borrower.

b.

Attorney Fees.  The prevailing party in any action by Lender to collect any amounts due under this Note will be entitled to recover its reasonable attorneys fees and costs.

c.

Governing Law.  This Note has been executed and delivered in, and is to be construed, enforced, and governed according to the internal laws of, the State of New York without regard to its principles of conflict of laws that would require or permit the application of the laws of any other jurisdiction.

d.

Severability.  Whenever possible, each provision of this Note will be interpreted in such manner as to be effective and valid under applicable law.  However, if any provision of this Note will be held to be prohibited by or invalid under applicable law, it will be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of that provision or the other provisions of this Note.

e.

Entire Agreement.  This Note contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.

IRONRIDGE GLOBAL IV, LTD.

By:
Name:
Title:

                                                                                                                                                              Page 4

Exhibit 4

Form of Transfer Agent Instructions

[Letterhead of PositiveID Corporation]

July 27, 2011

Registrar & Transfer Company

10 Commerce Drive
Cranford, NJ 07016

Re:

PositiveID Corporation

Ladies and Gentlemen:

In accordance with the Common Stock Purchase Agreement (“Agreement”), dated July 27, 2011, by and between PositiveID Corporation, a Delaware corporation (“Company”), and Ironridge Global IV, Ltd., a British Virgin Islands business company (“Purchaser”), pursuant to which Company may issue and deliver shares (“Shares”) of Company’s common stock, par value $0.01 per share (“Common Stock”), this will serve as our irrevocable authorization and direction to you (provided that you are the transfer agent of Company at such time), in the event the Company issues a Notice, to issue the Shares.  Capitalized terms used herein without definition will have the respective meanings ascribed to them in the Agreement.

Upon your receipt of a copy of the Notice executed by the Company, you will use your best efforts to, within one (1) Trading Day following the date of receipt of the notice of exercise, (a) issue and surrender to a common carrier for overnight delivery to the address as specified in the notice of exercise a certificate, registered in the name of the Purchaser or its designee, for the number of shares of Common Stock to which the Purchaser is entitled upon exercise of the Obligation arrant as set forth in the notice of exercise, or (b) provided you are participating in The Depository Trust Company (DTC) Fast Automated Securities Transfer (FAST) Program, upon the request of the Purchaser, credit such aggregate number of shares of Common Stock to which the Purchaser is entitled to the Purchaser’s or its designee’s balance account with DTC through its Deposit Withdrawal At Custodian (DWAC) system provided the Purchaser causes its bank or broker to initiate the DWAC transaction.

Company hereby confirms that the Shares should not be subject to any stop-transfer restrictions and will otherwise be freely transferable on the books and records of Company.  If the Shares are certificated, the certificates will not bear any legend restricting transfer of the shares represented thereby.

Company hereby confirms that no instructions other than as contemplated herein will be given to you by Company with respect to the Shares. Company hereby agrees that it will not replace you as Company’s transfer agent, until such time as Company provides written notice to you and Purchaser that a suitable replacement has agreed to serve as transfer agent and to be bound by the terms and conditions of this letter agreement regarding Irrevocable Transfer Agent Instructions (this “Agreement”).

Company and you hereby acknowledge and confirm that complying with the terms of this Agreement does not and will not prohibit you from satisfying any and all fiduciary responsibilities and duties you may owe to Company.

Company must keep its bill current with you – if Company is not current and is on suspension, the Purchaser will have the right to pay Company’s outstanding bill, in order for you to act upon this Agreement. If the outstanding bill is not paid by Company or the Purchaser, you have no further obligation under this Agreement.

IN WITNESS WHEREOF, the parties have caused this letter agreement regarding Transfer Agent Instructions to be duly executed and delivered as of the date first written above.

POSITIVEID CORPORATION

By:
Name:
Title:

Exhibit 5

Form of Legal Opinion

We are counsel to PositiveID Corporation, a Delaware corporation (“Company”), in connection with the sale and issuance of shares (“Shares”) of Company’s common stock, par value $0.01 per share (“Common Stock”) to Ironridge Global Technology, a division of Ironridge Global IV, Ltd., a British Virgin Islands business company (“Purchaser”), pursuant to the terms of the Common Stock Purchase Agreement dated as of July 27, 2011 (“Agreement”, and collectively with all documents and agreements related to or arising from the Agreement, the “Transaction Documents”), by and between Company and Purchaser.  Capitalized terms not otherwise defined herein have the meanings set forth in the Transaction Documents.

We are of the opinion that, as of the date hereof:

1.

Company is a corporation validly existing and in good standing under the laws of the State of Delaware.

2.

The Shares are duly authorized and, when issued in accordance with the terms and conditions of the Agreement will be, legally and validly issued, fully paid and non-assessable.  The issuance of the Shares will not be subject to any statutory or, to our knowledge, contractual preemptive rights of any stockholder of Company.

3.

Company has the corporate power and authority to (a) execute, deliver and perform all of its obligations under the Agreement and the Transaction Documents, and (b) issue, sell and deliver the Shares.

4.

The execution, delivery and performance of the Agreement and the Transaction Documents have been duly authorized by all necessary corporate action on the part of Company, and have been duly executed and delivered by Company.

5.

Upon execution and delivery of the Agreement, the Agreement will constitute the legal, valid and binding obligation of Company, enforceable against Company in accordance with its terms.

6.

The execution and delivery of the Transaction Documents by Company does not, and Company’s performance of its obligations thereunder will not (a) violate the Second Amended and Restated Certificate of Incorporation or the Amended and Restated By-Laws of Company, as in effect on the date hereof, (b) violate in any material respect any federal or state law, rule or regulation, or judgment, order or decree of any state or federal court or governmental or administrative authority, in each case that, to our knowledge, is applicable to Company or its properties or assets and which could have a material adverse effect on Company’s business, properties, assets, financial condition or results of operations or prevent the performance by Company of any material obligation under the Agreement, or (c) to our knowledge, require the authorization, consent, approval of or other action of, notice to or filing or qualification with, any state or federal governmental authority, except (i) approval from Nasdaq Stock Market, LLC, (ii) as have been, or will be prior to the Closing, duly obtained or made, or (iii) to the extent failure to be so obtained or made would not have a material adverse effect on Company or its ability to consummate the transactions contemplated under the Agreement.

7.

To our knowledge, there is no claim, action, suit, proceeding, arbitration, investigation or inquiry, pending or threatened, before any court or governmental or administrative body or agency, or any private arbitration tribunal, against Company that challenges the validity or enforceability of, or seeks to enjoin the performance of, the Agreement.

8.

Company is not, and immediately after the consummation of the transactions contemplated by the Agreement will not be, an investment company within the meaning of Investment Company Act of 1940, as amended.

9.

The Registration Statement filed with the Commission (File No. 333-165849) which registers the sale of the Shares to Purchaser was effective on April 12, 2010.

In addition to the opinions above, nothing has come to our attention that has caused us to believe that the Registration Statement, as of its effective date, or the Prospectus Supplement, as of its date or the date of its letter (in each case, except as to the financial statements, schedules, notes, other financial and accounting data, and statistical data, included therein or derived therefrom, as to which we express no opinion or belief), contained any untrue statement of material fact, or failed to state a material fact necessary in order to make the facts stated therein, in light of the circumstances in which they were made, not misleading.

Exhibit 6

Form of Officer’s Closing Certificate

POSITIVEID CORPORATION

[Closing Date]

The undersigned hereby certifies that:

The undersigned is the duly appointed [__________] of PositiveID Corporation, a Delaware corporation (“Company”).

This Officer’s Closing Certificate (“Certificate”) is being delivered to Ironridge Global Technology, a division of Ironridge Global IV, Ltd., a British Virgin Islands business company (“Purchaser”), by Company, to fulfill the requirement under the Common Stock Purchase Agreement, dated as of July 27, 2011, between Purchaser and Company (“Agreement”).  Terms used and not defined in this Certificate have the meanings set forth in the Agreement.

The representations and warranties of Company set forth in the Agreement are true and correct in all material respects as if made on the above date (except for any representations and warranties that are expressly made as of a particular date, in which case such representations and warranties will be true and correct as of such particular date), and no default has occurred under the Agreement, or any other agreement with Purchaser or any Affiliate of Purchaser.

Company is not, and will not be as a result of the applicable Closing, in default of the Agreement, any other agreement with Purchaser or any Affiliate of Purchaser.

All of the conditions to the Closing required to be satisfied by Company prior to such Closing have been satisfied in their entirety.

IN WITNESS WHEREOF, the undersigned has executed this Officer’s Closing Certificate as of the date set forth above.

Signed:
Name:
Title:

Exhibit 7

Form of Secretary’s Certificate

[Closing Date]

The undersigned hereby certifies that:

The undersigned is the duly appointed Secretary of PositiveID Corporation, a Delaware corporation (the “Company”).

This Secretary’s Certificate (“Certificate”) is being delivered to Ironridge Global Technology, a division of Ironridge Global IV, Ltd., a British Virgin Islands business company (“Purchaser”), by Company, to fulfill the requirement under the Common Stock Purchase Agreement, dated as of July 27, 2011, between Purchaser and Company (“Agreement”).  Terms used and not defined in this Certificate have the meanings set forth in the Agreement.

Attached hereto as Exhibit “A” is a true, correct and complete copy of the Certificate of Incorporation of Company, as in effect on the Execution Date.

Attached hereto as Exhibit “B” is a true, correct and complete copy of the Bylaws of Company, as in effect on the Execution Date.

Attached hereto as Exhibit “C” is a true, correct and complete copy of the resolutions of the Board of Directors of Company authorizing the Agreement, the Transaction Documents, and the transactions contemplated thereby.  Such resolutions have not been amended or rescinded and remain in full force and effect as of the date hereof.

IN WITNESS WHEREOF, the undersigned has executed this Secretary’s Certificate as of the date set forth above.

Signed:
Name:
Title: